Exhibit 99.1

CONTACT:
Harold Zagunis
FOR IMMEDIATE RELEASE	Redwood Trust, Inc.
Thursday, February 26, 2004	(415) 389-7373

Redwood Trust Reports Record Earnings
for the Fourth Quarter of 2003
GAAP Earnings of $3.53 per share and Core Earnings of $1.54 per share for Q4

Mill Valley, CA February 26, 2004 – Redwood Trust, Inc. (NYSE: RWT), a financial institution that invests in real estate loans, today reported GAAP earnings of $3.53 per share for the fourth quarter of 2003.

Core earnings for the fourth quarter of 2003 were $1.54 per share, a 93% increase over fourth quarter 2002 core earnings of $0.80 per share. Core earnings excludes gains and losses from asset sales and changes in market values that are included in GAAP.

Redwood’s estimated taxable income was $3.88 per share for the fourth quarter of 2003.

Doug Hansen, Redwood’s President, noted: “Core earnings of $1.54 per share for the fourth quarter of 2003 was a record quarter for Redwood. The primary driver of our favorable results has been the outstanding credit performance of our real estate loan portfolios over the last few years. Favorable prepayment patterns and improved capital utilization have also contributed to our results.”

Fourth Quarter Review

Acquisitions for the fourth quarter of 2003 included $2.9 billion high-quality adjustable-rate residential real estate loans, $78 million residential credit-enhancement securities, and $257 million other residential and commercial real estate loan securities.

Hansen remarked, “Prices of all types of financial assets have continued to increase over the last year, and our real estate loan markets are participating in this trend. As a result, we are paying higher prices for new acquisitions than we have in the last few years. We are, however, maintaining our value discipline when making new acquisitions, and we fully expect that our new acquisitions will generate attractive long-term cash flows for our shareholders. Given our disciplined approach, our pace of acquisitions may slow. In addition, in 2004 we have started selling certain assets that have appreciated significantly.”

Redwood’s recourse debt exposure of $236 million at December 31, 2003 remained at modest levels relative to our equity base of $553 million. We continue to match the interest rate characteristics of our debt to the interest rate characteristics of our assets.

Credit results were excellent for the fourth quarter. Credit losses on Redwood’s $16 billion residential loan portfolio were $50,000 for the quarter. Credit losses on the $68 billion loans underlying its residential credit-enhancement security portfolio were $1.6 million for the quarter. For both of these portfolios, annualized credit loss rate remained under one basis point (less than 0.01%) of the outstanding loan balances on an annualized basis.

Residential loan delinquencies for these two portfolios declined from $180 million to $138 million (from 0.31% to 0.16% of current loan balances) on a combined basis during the quarter. Calls of seasoned credit-enhancement securities that had some delinquencies reduced our total delinquency levels. Net growth in current balances for both of these portfolios contributed to the decline in the delinquency ratio for the quarter.

Residential loan prepayment patterns remained favorable, as Redwood’s residential loan portfolio (consisting primarily of adjustable-rate loans) continued to prepay at low to moderate rates, while the loans underlying Redwood’s credit-enhancement securities (primarily fixed-rate and hybrid loans) continued to prepay at a rapid rate.

Redwood realized GAAP income of $48 million in the fourth quarter of 2003 due to calls of residential credit-enhancement securities. These securities may be called by their original issuer when the principal balance of the loans underlying the securitization has been paid down to a fraction of the original balance. These securities are more likely to be called if the credit performance of the underlying loans has been strong and if interest rates have declined. When Redwood’s securities are called, Redwood receives a payment equal to the full principal value of the security. As Redwood’s basis for these securities is less than the principal value, calls generate capital gains income for Redwood and its shareholders.

Hansen said, “We try to structure our loan investments so we can generate very attractive returns for shareholders if credit results are favorable. The call income we earned in the fourth quarter reflects an accelerated realization of upside return potential for some of our seasoned assets that have had good credit performance over time.”

“We do expect to earn call income in the future, although it is difficult to anticipate when or in what amounts we will realize call gains,” added Hansen. “We do not currently expect that 2004 call income will reach 2003 levels.”

Year 2003 Review

GAAP earnings for 2003 were $7.09 per share. Core earnings for 2003 were $4.88 per share, a 54% increase over the $3.16 per share Redwood earned in 2002.

Dividends to shareholders during 2003 totaled $137 million, or $7.35 per share. A portion of 2003 dividends consist of a distribution of capital gains income to shareholders; taxable shareholders may be taxed at a lower rate on this portion of their dividends.

Redwood’s estimated 2003 taxable income was $171 million, or $9.36 per share. Redwood is retaining a portion of its 2003 tax income in order to build book value per share, with the goal of increasing future earnings and dividends per share potential. Redwood also deferred the distribution of 2003 taxable income in an amount that should be sufficient to fund its regular quarterly dividend for the first three quarters of 2004.

“Our outstanding results for 2003 were the result of disciplined investment decisions we have made over the last five years, an increasingly efficient balance sheet, and a favorable operating environment,” said Hansen.

Outlook

“In our opinion, the long-term outlook for Redwood’s business remains excellent,” said Hansen. “Residential real estate loans outstanding in the U. S. are expected to double by 2011. We expect that housing prices will continue to increase over the long-term, and that rising prices should help our credit results. We believe our competitive position is strong, and we continue to find ways to conduct our business more effectively.”

“Our net income for tax purposes significantly exceeded our regular divided rate in 2003,” said Hansen. “The degree to which this income exceeds our dividend rate will likely diminish over time, especially if we enter an on-going environment that is less favorable due to higher credit losses, increased asset acquisition prices, and/or less favorable prepayment patterns.”

“Our Board has indicated that they intend to increase our regular dividend rate from $0.65 to $0,67 per share per quarter for 2004. Our regular dividend rate represents our best estimate of the dividend rate we can sustain in a less favorable environment. The fact that we are raising our regular dividend rate reflects our belief that we have succeeded over the last year in raising Redwood’s core sustainable rate of profitability and that we continue to be optimistic for Redwood’s future.”

For more information about Redwood Trust, Inc., please visit www.redwoodtrust.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the federal securities laws that inherently include certain risks and uncertainties. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, among other things, changes in interest rates on our real estate loan assets and borrowings, changes in prepayment rates on our real estate loan assets, general economic conditions, particularly as they affect the price of real estate loan and the credit status of Borrowers, and the level of liquidity in the capital markets, as it affects our ability to finance our real estate loan portfolio, and other risk factors outlined in the Company’s 2002 Annual Report on Form 10-K (available on the Company’s Web site or by request to the Contacts listed above). Other factors not presently identified may also cause actual results to differ. No one should assume that results or trends projected in or contemplated by the forward-looking statements included above will prove to be accurate in the future. We will revise our outlook from time to time and frequently will not disclose such revisions publicly.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
INCOME STATEMENT	2003	2003	2003	2003	2002

Interest Income	$108.3	$90.2	$71.4	$61.1	$54.1
Interest Expense	(68.6)	(55.6)	(41.8)	(36.9)	(33.3)

Net Interest Income	$39.7	34.6	29.6	24.2	20.8
Operating Expenses	(8.0)	(8.5)	(7.3)	(7.4)	(6.9)
Mark-to-Market Adjustments	39.4	0.1	1.5	0.0	1.4
Provision For Income Taxes	(1.2)	(1.5)	(1.6)	(1.2)	0.0
Preferred Dividends	0.0	0.0	0.0	(0.7)	(0.7)

GAAP Earnings	$69.9	$24.7	$22.2	$14.9	$14.6
Less: Mark-to-Market Adjustments	(39.4)	(0.1)	(1.5)	0.0	(1.4)

Core Earnings (1)	$30.5	$24.6	$20.7	$14.9	$13.2
Average Diluted Shares (thousands)	19,801	19,018	18,433	16,984	16,529
GAAP Earnings per Share (Diluted)	$3.53	$1.30	$1.21	$0.88	$0.88
Core Earnings per Share (1)	$1.54	$1.29	$1.13	$0.88	$0.80
Dividends per Common Share (Regular)	$0.650	$0.650	$0.650	$0.650	$0.630
Dividends per Common Share (Special)	$4.750	$0.000	$0.000	$0.000	$0.125

Total Dividends per Common Share	$5.400	$0.650	$0.650	$0.650	$0.755
Yield on Earning Assets	2.79%	3.03%	3.35%	3.31%	3.59%
Cost of Funds	1.81%	1.92%	2.05%	2.10%	2.35%
Net Interest Income / Average GAAP Equity	28.4%	25.1%	23.4%	19.8%	18.5%
Net Interest Income / Average Core Equity (2)	33.8%	30.2%	27.6%	23.3%	20.9%
GAAP ROE: GAAP Earnings/ Avg GAAP Common Equity	50.0%	17.8%	17.6%	12.9%	13.7%
Core ROE: Core Earnings / Avg Common Core Equity	26.0%	21.4%	19.4%	15.4%	14.2%

(1)	Core earnings is not a measure of earnings in accordance with generally accepted accounting principles (GAAP). It is calculated as GAAP earnings from ongoing operations less mark-to-market adjustments (which include realized and unrealized gains and losses on certain assets, hedges, and variable stock options). Management believes that core earnings provides relevant and useful information regarding its results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions, a sale of an asset for a gain or a loss may or may not affect on-going earnings from operations. Because all companies and analysis do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies.

(2)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges, Management believes measurements based on core equity provide relevant useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company may not be comparable to similarly titled measures reported by other companies.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Year	Year
	End	End
	2003	2002

INCOME STATEMENT
Interest Income	$331.0	$163.2
Interest Expense	(202.9)	(91.7)

Net Interest Income	$128.1	71.5
Operating Expenses	(31.2)	(19.3)
Mark-to-Market Adjustments	41.0	4.4
Provision For Income Taxes	(5.5)	0.0
Preferred Dividends	(0.7)	(2.7)

GAAP Earnings	$131.7	$53.9
Less: Mark-to-Market Adjustments	(41.0)	(4.4)

Core Earnings (1)	$90.7	$49.5
Average Diluted Shares (thousands)	18,587	15,659
GAAP Earnings per Share (Diluted)	$7.09	$3.44
Core Earnings per Share (1)	$4.88	$3.16
Dividends per Common Share (Regular)	$2.600	$2.510
Dividends per Common Share (Special)	$4.750	$0.375

Total Dividends per Common Share	$7.350	$2.885
Yield on Earning Assets	3.05%	4.13%
Cost of Funds	1.93%	2.54%
Net Interest Income / Average GAAP Equity	24.3%	17.7%
Net Interest Income / Average Core Equity (2)	28.9%	19.2%
GAAP ROE: GAAP Earnings/ Avg GAAP Common Equity	25.3%	14.3%
Core ROE: Core Earnings / Avg Common Core Equity	20.8%	14.3%

(1)	Core earnings is not a measure of earnings in accordance with generally accepted accounting principles (GAAP). It is calculated as GAAP earnings from ongoing operations less mark-to-market adjustments (which include realized and unrealized gains and losses on certain assets, hedges, and variable stock options). Management believes that core earnings provides relevant and useful information regarding its results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on-going earnings from operations. Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies.

(2)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges. Management believes measurements based on core equity provide relevant useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company may not be comparable to similarly titled measures reported by other companies.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
	2003	2003	2003	2003	2002

BALANCE SHEET
Residential Real Estate Loans	$16,239	$13,813	$9,247	$7,321	$6,215
Residential Loan Credit-Enhancement Securities	379	373	393	373	352
Commercial Real Estate Loans	22	24	35	31	29
Securities Portfolio	845	605	596	366	336
Cash and Cash Equivalents	59	32	36	43	39
Working Capital and Other Assets	83	54	49	38	37

Total Assets	$17,627	$14,901	$10,356	$8,172	$7,008
Short-Term Debt	$236	$500	$218	$476	$100
Long-Term Debt	16,783	13,782	9,543	7,170	6,397
Working Capital and Other Liabilities	55	53	48	40	38
Preferred Equity	0	0	0	27	27
Common Equity	553	566	547	459	446

Total Liabilities and Equity	$17,627	$14,901	$10,356	$8,172	$7,008
Total GAAP Equity	$553	$566	$547	$486	$473
Less: Mark-to-Market Adjustments	(82)	(91)	(108)	(69)	(69)

Core Equity	$471	$475	$439	$417	$404
Common Shares Outstanding at Period End (thousands)	19,063	18,468	17,821	16,605	16,277
GAAP Equity (GAAP Book Value) per Common Share	$29.03	$30.65	$30.70	$27.64	$27.43
Core Equity (Core Book Value) per Common Share	$24.72	$25.75	$24.62	$23.54	$23.18
Net Premium / (Discount) Balance	$(101)	$(62)	$(44)	$(33)	$(10)
Average Total Assets	$15,758	$12,132	$8,687	$7,554	$6,159
Average Earning Assets	$15,504	$11,911	$8,524	$7,394	$6,042
Average Interest Bearing Liabilities	$15,120	$11,542	$8,160	$7,036	$5,680
Average Total GAAP Equity (Common and Preferred)	$559	$553	$505	$489	$450

REDWOOD TRUST, INC.
(All dollars in millions)

	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
	2003	2003	2003	2003	2002

LEVERAGE RATIOS (1)
Total Reported Assets	$17,627	$14,901	$10,356	$8,172	$7,008
Less: Non-Recourse Assets	(16.838)	(13.835)	(9.591)	(7.210)	(6.435)

Recourse Assets	$789	$1,066	$765	$962	$573
Total Reported Debt	$17,019	$14,282	$9,761	$7,646	$6,497
Less: Non-Recourse Debt	(16.783)	(13.782)	(9.543)	(7.170)	(6.397)

Recourse Debt	$236	$500	$218	$476	$100
Reported Debt to GAAP Equity	31x	25x	18x	16x	14x
GAAP Equity / Total Reported Assets	3%	4%	5%	6%	7%
Recourse Debt to GAAP Equity	0.4x	0.9x	0.4x	1.0x	0.2x
GAAP Equity / Recourse Assets	70%	53%	72%	51%	83%

(1)	The “long-term debt” reported on our GAAP balance sheet consists of asset-backed securities issued by bankruptcy-remote securitization trusts. The owners of these securities have no recourse to Redwood and must look only to the assets of the securitization trust for repayment. Both the assets and liabilities of these trusts, however, are consolidated on Redwood’s balance sheet for GAAP reporting purposes. Management believes that, in addition to using GAAP measures, an analyst could achieve insight into Redwood’s business and balance sheet by distinguishing between recourse debt that must be repaid by Redwood and non-recourse debt that is consolidated onto Redwood’s balance sheet from other entities. This table shows leverage ratios calculated for Redwood using both GAAP measures and also measures that incorporate recourse debt only.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2003	2003	2002

Residential Real Estate Loans
Start of Period Balances	$13,813	$9,247	$7,321	$6,215	$4,762
Acquisitions	2,897	4,997	2,168	1,339	1,616
Sales Proceeds	(1)	0	0	(73)	0
Principal Paydowns	(458)	(420)	(235)	(153)	(156)
Net Amortization Expense	(10)	(9)	(5)	(6)	(6)
Net Charge Offs (Recoveries)	0	0	0	0	0
Credit Provisions	(2)	(2)	(2)	(2)	(1)
Mark-to-Market-Income Statement	0	0	0	1	0

End of Period Balances	$16,239	$13,813	$9,247	$7,321	$6,215
Average Amortized Cost During Period	$14,381	$10,958	$7,670	$6,626	$5,319
Interest Income	$83	$64	$47	$42	$37
Yield	2.30%	2.32%	2.47%	2.55%	2.80%
Principal Value of Loans	$16,111	$13,704	$9,206	$7,297	$6,190
Credit Reserve	(16)	(14)	(12)	(10)	(8)
Net Premium to be Amortized	144	123	53	34	33

Residential Real Estate Loans	$16,239	$13,813	$9,247	$7,321	$6,215
Credit Reserve, Start of Period	$14	$12	$10	$8	$7
Net Charge-Offs (NCO)	0	0	0	0	0
Credit Provisions	2	2	2	2	1

Credit Reserve, End of Period	$16	$14	$12	$10	$8
Delinquencies (90 days + FC + BK + REO)	$5	$2	$4	$1	$4
Delinquencies as % of Residential Loans	0.03%	0.01%	0.04%	0.02%	0.07%
NCO as % of Residential Loans (Annualized)	0.01%	0.00%	0.00%	0.01%	0.00%
Reserve as % of Residential Loans	0.10%	0.10%	0.13%	0.14%	0.13%
Reserve as % of Delinquencies	301%	852%	312%	862%	200%

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2003	2003	2002

Residential Loan Credit-Enhancement Securities
Start of Period Balances	$373	$393	$373	$352	$324
Acquisitions	78	23	11	37	13
Sales Proceeds	0	0	(1)	0	0
Principal Paydowns	(117)	(37)	(39)	(23)	(13)
Net Amortization Income	10	11	10	6	3
Mark-to-Market - Balance Sheet	(12)	(21)	36	1	25
Mark-to-Market - Income Statement	47	4	3	0	0

End of Period Balances	$379	$373	$393	$373	$352
Average Amortized Cost During Period	$273	$271	$279	$278	$271
Interest Income	$17	$19	$18	$14	$11
Yield	25.49%	28.08%	25.77%	19.68%	16.65%
Principal Value of Redwood’s Credit - Enhancement Securities	$624	$604	$598	$614	$559
Internally Designated Credit Reserve on Loans Credit - Enhanced	(201)	(178)	(205)	(234)	(225)
Net Discount to be Amortized	(123)	(145)	(113)	(85)	(58)

Net Investment in Credit-Enhancement Securities	$300	$281	$280	$295	$276
Market Valuation Adjustments	79	92	113	78	76

Residential Loan Credit-Enhancement Securities	$379	$373	$393	$373	$352
Securities Senior to Redwood’s Interests	$67,463	$43,024	$51,168	$60,072	$58,037
Principal Value of Redwood’s Credit-Enhancement Securities	624	604	598	614	559
Securities Junior to Redwood’s Interests	46	52	58	62	63

Underlying Residential Real Estate Loan Balances	$68,133	$43,680	$51,824	$60,748	$58,659
Internally Designated Credit Reserve on Loans Credit- Enhanced	$201	$178	$205	$234	$225
External Credit Enhancement on Loans Credit-Enhanced	46	52	58	62	63

Total Credit Protection (1)	$247	$230	$263	$296	$288
Delinquencies (90 days + FC + BK + REO)	$133	$178	$160	$162	$146
Redwood’s Net Charge-Offs	$(1)	$(1)	$0	$(1)	$0
Losses to Securities Junior to Redwood’s Interests	(1)	0	0	0	0

Total Underlying Loan Credit Losses	$(2)	$(1)	$0	$(1)	$0
Delinquencies as % of Underlying Loans	0.19%	0.41%	0.31%	0.27%	0.25%
Total Pool Credit Losses/Underlying Loans (Annualized)	0.01%	0.01%	0.01%	0.01%	0.01%
Total Credit Protection as % of Underlying Loans	0.36%	0.53%	0.51%	0.49%	0.49%
Total Credit Protection as % of Delinquencies	187%	129%	164%	183%	197%

(1)	Total credit protection represents the aggregate of the internally designated credit reserve and the amount of any junior securities with respect to each credit-enhanced security. The credit protection amount for any credit-enhanced security is only available to absorb losses on the pool of loans related to that security. To the extent such losses exceed the credit protection amount for that security, a charge-off of the net investment in that security would result.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2003	2003	2002

COMBINED RESIDENTIAL LOAN PORTFOLIOS
Residential Real Estate Loans Owned	$16,239	$13,813	$9,247	$7,321	$6,215
Residential Loans Credit-Enhanced	68,133	43,680	51,824	60,748	58,659

Total Residential Loans	$84,372	$57,493	$61,071	$68,069	$64,874
Credit Reserve on Residential Real Estate Loans Owned	$16	$14	$12	$10	$8
Internally Designated Credit Reserve on Loans Credit-Enhanced	201	178	205	234	225

Redwood’s Total Residential Credit Protection	$217	$192	$217	$244	$233
External Credit Enhancement on Loans Credit-Enhanced	46	52	58	62	63

Total Credit Protection (1)	$263	$244	$275	$306	$296
Total Credit Protection as % of Total Residential Loans	0.31%	0.42%	0.45%	0.45%	0.46%
Residential Real Estate Loans Owned Delinquencies	$5	$2	$4	$1	$4
Residential Loans Credit-Enhanced Delinquencies	133	178	160	162	146

Total Residential Loan Delinquencies	$138	$180	$164	$163	$150
Delinquencies as % of Total Residential Loans	0.16%	0.31%	0.27%	0.24%	0.23%
Total Credit Protection as % of Delinquencies	191%	136%	168%	188%	197%
Net Charge-Offs on Residential Real Estate Loans Owned	$0	$0	$0	$0	$0
Net Charge-Offs on Residential Loan Credit-Enhanced	(1)	(1)	0	(1)	0

Redwood’s Shares of Net Credit (Losses) Recoveries	$(1)	$(1)	$0	$(1)	$0
Credit Losses to External Credit Enhancement	(1)	(0)	0	0	0

Total Credit Losses	$(2)	$(1)	$0	$(1)	$0
Total Credit Losses as % of Total Residential Loans (Annualized)	0.01%	0.01%	0.01%	0.01%	0.01%

(1)	The credit reserve on residential real estate loans owned is only available to absorb losses on the residential real estate loan portfolio. The internally designated credit reserve on loans credit-enhanced and the external credit enhancement on loans credit-enhanced are only available to absorb losses on the pool of loans related to each individual credit-enhancement security.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2003	2003	2002

Commercial Real Estate Loans
Start of Period Balances	$24	$35	$31	$29	$51
Acquisitions	0	1	4	2	0
Sales Proceeds	0	(1)	0	0	0
Principal Paydowns	0	(11)	0	0	(22)
Net Amortization Income	0	0	0	0	0
Credit Provisions	(1)	0	0	0	0
Mark-to-Market - Balance Sheet	0	0	0	0	0
Mark-to-Market - Income Statement	(1)	0	0	0	0

End of Period Balances	$22	$24	$35	$31	$29
Average Amortized Cost During Period	$23	$30	$33	$31	$48
Interest Income	$0.2	$0.9	$1.0	$0.8	$1.2
Yield	4.16%	12.33%	11.59%	10.57%	10.12%
Principal Value of Loans	$31	$31	$42	$32	$30
Credit Reserve	(1)	0	0	0	0
Net Discount to be Amortized	(8)	(7)	(7)	(1)	(1)

Commercial Mortgage Loans	$22	$24	$35	$31	$29
Commercial Real Estate Loan Delinquencies	$0	$0	$1	$1	$1
Commercial Real Estate Loan Net Charge-Offs	$0	$0	$0	$0	$0
Commercial Real Estate Loan Credit Provisions	$1	$0	$0	$0	$0
Commercial Real Estate Loan Credit Reserves	$1	$0	$0	$0	$0

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
	2003	2003	2003	2003	2002

Securities Portfolio
Start of Period Balances	$605	$596	$366	$336	$492
Acquisitions	257	28	238	43	196
Sales Proceeds	0	0	(4)	0	(315)
Principal Paydowns	(17)	(13)	(12)	(12)	(31)
Net Amortization Income (Expense)	(1)	0	0	0	0
Mark-to-Market - Balance Sheet	4	(3)	8	(1)	(7)
Mark-to-Market - Income Statement	(3)	(3)	0	0	1

End of Period Balances	$845	$605	$596	$366	$336
Average Amortized Cost During Period	$710	$603	$454	$360	$320
Interest Income	$8	$6	$5	$4	$4
Yield	4.40%	4.30%	4.46%	4.66%	4.93%
Principal Value of Securities	$833	$599	$587	$370	$336
Net Premium to be Amortized	8	7	6	2	5
Market Valuation Adjustments	4	(1)	3	(6)	(5)

Securities Portfolio	$845	$605	$596	$366	$336